Exhibit 10.1

DATED FEBRUARY 24, 2025

SUBSCRIPTION AND INVESTMENT AGREEMENT

Between

SHARPLINK GAMING, INC.

and

ARMCHAIR ENTERPRISES LIMITED

MADDOX LEGAL LIMITED

68 King William Street, London, EC4N 7HR

maddoxlegal.co.uk

CONTENTS

CLAUSE

1.	Interpretation	2
2.	Subscription	4
3.	Completion	4
4.	Right of First Refusal	5
5.	Confidentiality	6
6.	Further assurance	8
7.	Assignment	8
8.	Entire agreement	8
9.	Variation and waiver	8
10.	Costs	9
11.	Notices	9
12.	Severance	9
13.	Third party rights	10
14.	Counterparts	10
15.	Governing law and jurisdiction	10

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This agreement is dated February 24, 2025

Parties

(1)	SHARPLINK GAMING, INC. a corporation incorporated under the laws of the State of Delaware, United States of America (“SharpLink”); and

(2)	ARMCHAIR ENTERPRISES LIMITED, a company incorporated and registered in England and Wales with company number 07839642 whose registered office is at Sutherland House, 1759 London Road, Leigh-On-Sea, Essex, SS9 2RX (“Company”).

BACKGROUND

(A)	As at the date hereof, the Company has 200 ordinary shares (“Ordinary Shares”) of £1.00 each in issue;

(B)	SharpLink has agreed to subscribe for, and the Company has agreed to allot, a number of Ordinary Shares on the terms of, and subject to the conditions of, this agreement.

Agreed terms

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause 1 apply in this agreement.

Articles: means the articles of association of the Company as at the date hereof, as amended or superseded from time to time.

Business Day: means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

CA 2006: means the Companies Act 2006.

Completion: means the completion of the formalities in clause 2.

Completion Date: means the date of this agreement.

Confidential Information: has the meaning given in clause 4.

Director: means a director of the Company for the time being.

Electronic Form: has the meaning given in section 1168 of the CA 2006.

Exercise Period: the period beginning on the day of SharpLink’s receipt of an Offer Notice and ending on the day SharpLink notifies the Company in writing that it does not wish to exercise its rights to conclude a contract on the relevant Material Terms.

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Material Terms: has the meaning given in clause 4.3.

Offer Notice: has the meaning given in clause 4.2.

Shares: means shares of any class in the capital of the Company which are in issue from time to time.

Shareholder: means the holder of Shares in the Company, being Re-Invent Limited a company incorporated and registered in England and Wales with company number 05341306 whose registered office is at Sutherland House, 1759 London Road, Leigh-On-Sea, Essex, SS9 2RX.

Shareholder Resolution: means a written resolution in the agreed form, to be circulated to the Shareholder at Completion.

Subscription Shares: means the 22 ordinary shares of £1.00 each to be allotted to SharpLink on Completion in accordance with Clause 3.2.

Third Party Agreement: an agreement with any person other than the Company relating to the issue of shares in the capital of the Company.

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3	References to clauses and Schedules are to clauses of and Schedules to this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.4	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.5	A reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.9	A reference to any party shall mean a party to this agreement together with, in each case, their respective personal representatives, successors and permitted assigns.

1.10	A reference to writing or written includes email but no other Electronic Form.

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1.11	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.13	References to a document in agreed form are to that document in the form agreed by the parties and initialed by them or on their behalf for identification.

1.14	A reference to a statute or statutory provision is a reference to it as amended, extended or re- enacted from time to time.

1.15	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.16	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.17	Unless the context requires otherwise, words and expressions defined in the Articles shall have the same meaning when used in this agreement.

2.	Subscription

2.1	Subject to clause 3, SharpLink applies for the allotment and issue to it of the Subscription Shares at an aggregate price of 500,000USD, payment for which shall be made in accordance with clause 3.3.

2.2	The Company shall use the funds for the purposes of its ongoing bona fide working capital purposes only and shall not, without limitation, use such funds to:

2.2.1	make or pay a dividend or distribution;

2.2.2	pay a bonus or remuneration to any employee or director of the Company, other than the Company is contractually obliged to pay as at the date of this agreement; or

2.2.3	make any loan to a director of the Company or any payment to a director against a directors’ loan account.

3.	Completion

3.1	Completion shall take place at the Company’s registered office or remotely (if required by SharpLink) at midday (London time) on the Completion Date or at any other place or on any other day and at any other time agreed in writing by the parties.

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3.2	At Completion the Company shall procure that such board meetings of the Company are held and such shareholder resolutions are passed as may be necessary to:

3.2.1	allot and issue the Subscription Shares to SharpLink, inclusive of attaining a waiver from each of the Shareholder as to any rights or restrictions which may exist in the articles of association of the Company or otherwise which may prevent the allotment and issue of the Subscription Shares; and

3.2.2	approve the circulation to the Shareholder of the Shareholder Resolution.

3.3	At Completion SharpLink shall:

3.3.1	subscribe for the Subscription Shares at an aggregate price of 500,000USD; and

3.3.2	remit the sum of 500,000USD in relation to the Subscription Shares by telegraphic transfer for same day value to the bank account of the Company whose receipt shall be a good and valid discharge of the obligation of SharpLink to pay the 500,000USD consideration for the Subscription Shares.

3.4	At Completion the Company shall:

3.4.1	deliver the Shareholder Resolution, duly signed by the Shareholder; and

3.4.2	allot and issue credited as fully paid the Subscription Shares to SharpLink, enter SharpLink in the register of members as the holder of the Subscription Shares, issue a share certificate to SharpLink in respect of the Subscription Shares.

4.	Right of First Refusal

4.1	The Company warrants and represents that immediately prior to Completion its issued share capital is 200 Ordinary Shares of £1.00 each and that the Shareholder is the sole legal and beneficial owner of such shares and that immediately following Completion its issued share capital will be 222 Ordinary Shares of £1,00 each.

4.2	The Company warrants and represents that as at the date of this agreement it has not entered into or made a binding offer to enter into any Third-Party Agreement.

4.3	The Company shall not, at any time following Completion, directly or indirectly, enter or make a binding offer to enter any Third-Party Agreement except in accordance with this clause 4.

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4.4	If at any time, the Company resolves that, subject to fulfilling its obligations under this clause 4, it wishes:

4.2.1	to accept an offer, which may or may not be subject to contract, for a Third-Party Agreement; or

4.2.2	to make an offer, which may or may not be subject to contract, for a Third-Party Agreement,

the Company shall immediately notify SharpLink in writing and in accordance with clause 11 (“Offer Notice”).

4.5	The Offer Notice shall contain:

4.3.1	the identity of the parties to the proposed Third-Party Agreement; and

4.3.2	the material financial and other terms of the proposed Third-Party Agreement, including, without limitation the consideration payable (“Material Terms”).

4.6	The Offer Notice shall constitute an offer, subject to contract, by the Company to enter an agreement with SharpLink on the Material Terms which shall:

4.4.1	be irrevocable during the Exercise Period; and

4.4.2	not be capable of amendment without the written agreement of SharpLink.

4.7	At any time before the end of the Exercise Period, SharpLink may accept the offer set out in the Offer Notice by delivery to the Company of a written notice of acceptance executed by SharpLink.

4.8	On the Company’s receipt of the written notice of acceptance the parties shall in good faith seek to conclude a formal agreement containing the Material Terms as soon as practicable.

4.9	If SharpLink does not accept the Company’s offer and does not wish to conclude a binding agreement incorporating the Material Terms with the Company, and provided that the Company has complied with its obligations in this clause 4, then at the expiry of the Exercise Period the Company may conclude a Third-Party Agreement on terms that are no less favourable to the Company than the Material Terms with a party other than SharpLink.

4.10	If the Company has not concluded a binding Third-Party Agreement within 5 days of the end of the Exercise Period in accordance with clause 4.7, the provisions of this clause 4 shall reapply and the Company shall not enter or agree to enter any Third-Party Agreement without following the procedure set out in this clause 4.

5.	Confidentiality

5.1	Except to the extent required by law or any legal or regulatory authority of competent jurisdiction:

5.1.1	No party shall at any time during this agreement disclose to any person (other than to its professional advisers) the existence of, or terms of this agreement or any trade secret or other confidential information relating to the Company (or relating to the other party), or make any use of such information other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this agreement; and

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5.1.2	except with the prior written consent of the other party (such approval not to be unreasonably withheld or delayed), no party shall make, or permit any person to make, any public announcement, communication or circular concerning this agreement.

5.2	The undertakings in clause 5.1 are given by each party to each other party and, in respect of undertakings relating to the trade secrets and confidential information of the Company, to the Company and apply to actions carried out by each party in any capacity and whether directly or indirectly, on the party’s own behalf, on behalf of any other person or jointly with any other person.

5.3	The Company undertakes to SharpLink, and SharpLink undertakes to the Company, to keep confidential the existence of this agreement and, in the case of SharpLink, all information which it has acquired about the Company, and to use the information only for the purposes contemplated by this agreement.

5.4	Either party may disclose any information that it is otherwise required to keep confidential under this clause 5:

5.4.1	to such of its professional advisers, consultants and employees or officers as are reasonably necessary to advise on this agreement, or to facilitate the exercise of the Option, provided that the disclosing party procures that the people to whom the information is disclosed keep it confidential as if they were that party; or

5.4.2	with the written consent of the other party; or

5.4.3	to the extent that the disclosure is required:

5.4.3.1	by law; or

5.4.3.2	by a regulatory body, tax authority or securities exchange,

but shall use reasonable endeavours to consult the other party and to take into account any reasonable requests it may have in relation to the disclosure before making it.

5.5	Each party shall inform (and shall use all reasonable endeavours to procure that the Company shall inform) any officer, employee or agent or any professional adviser advising him in relation to the matters referred to in this agreement, or to whom he provides Confidential Information, that such information is confidential and shall require them:

5.5.1	to keep it confidential; and

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5.5.2	not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this agreement).

5.6	The provisions of this clause 5 shall continue to apply after termination of this agreement for any cause.

6.	Further assurance

6.1	Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as the other party may reasonably require for the purpose of giving full effect to this agreement.

7.	Assignment

7.1	Neither party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any or all of its rights and obligations under this agreement (or any other document referred to in it) without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

7.2	Each person confirms that it is acting on its own behalf and not for the benefit of any other person.

8.	Entire agreement

8.1	This agreement (together with the documents referred to in it) constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations, arrangements and understandings between them, whether written or oral, relating to their subject matter.

8.2	Each party acknowledges that in entering into this agreement (and any documents referred to in it), it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement (or those documents).

8.3	Nothing in this clause 8 shall limit or exclude any liability for fraudulent misrepresentation.

9.	Variation and waiver

9.1	No variation of this agreement shall be effective unless it is in writing and signed by or on behalf of each party (or their authorised representatives).

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9.2	No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this agreement or by law is only effective if it is in writing.

9.3	Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

10.	Costs

10.1	Except as expressly provided in this agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this agreement (and any documents referred to in it).

11.	Notices

11.1	A notice given to a party under or in connection with this agreement shall be in writing and shall be delivered by hand or sent by pre-paid first-class post, recorded delivery or special delivery in each case to that party’s registered office, or sent by email to the following addresses (or an address substituted in writing by the party to be served):

11.1.1	SharpLink: rob.phythian@sharplink.com for the attention of Rob Phythian

11.1.2	Company: alan.bristow@compton.co.uk for the attention of Alan Bristow

11.2	Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause 11 have been satisfied) if delivered by hand, at the time the notice is left at the address, or if sent by email at the time of transmission, or, if this time falls outside Business Hours in the place of receipt, when Business Hours resume, or if sent by post on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), in which case deemed receipt will occur when business next starts in the place of receipt (and all references to time are to local time in the place of receipt).

12.	Severance

12.1	If any provision of this agreement or part-provision of this agreement is or becomes invalid, unenforceable or illegal, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this agreement.

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12.2	If one party gives notice to the other of the possibility that any provision or part-provision of this agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

13.	Third party rights

13.1	A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

14.	Counterparts

14.1	This agreement may be executed in any number of counterparts, each of which when executed constitutes a duplicate original, but all the counterparts together constitute the one agreement.

14.2	No counterpart shall be effective until each party has executed at least one counterpart.

15.	Governing law and jurisdiction

15.1	This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

15.2	Each party irrevocably agrees that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into on the date stated at the beginning of it.

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Signed by Rob Phythian for and on behalf of SharpLink Gaming, Inc.	/s/ Rob Phythian

Chief Executive Officer

Signed by Alan Bristow for and on behalf of Armchair Enterprises Limited.	/s/Alan Bristow

Director

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